Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                  SUBSIDIARIES

                      MIDLAND CAPITAL HOLDINGS CORPORATION

               Parent                                        Subsidiary               Ownership        Organization
--------------------------------------------                 ----------               ---------        ------------
Midland Capital Holdings Corporation               Midland Federal Savings and Loan      100%             Federal
                                                            Association

Midland Federal Savings and Loan Association       Midland Service Corporation           100%             Illinois

Midland Service Corporation                        MS Insurance Agency, Inc.             100%             Illinois

Midland Service Corporation                        Bridgeview Development Company        100%             Illinois

The financial statements of the Registrant are consolidated with those of its subsidiary.